SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 of 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 12, 2000



                      FORTUNE NATURAL RESOURCES CORPORATION
                     ---------------------------------------
             (Exact name of Registrant as specified in its charter)



      Delaware                      1-12334                      95-4114732
      --------                      -------                      ----------
(State or other                (Commission File                (IRS Employer
 jurisdiction of                    Number)                  Identification No.)
  incorporation)


               515 W. Greens Road, Suite 720, Houston, Texas 77067
  -----------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (281) 872-1170 Registrant's telecopier number, including area code: (281) 872-1213



                                       N/A

          (Former name or former address, if changed since last report)



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Item 5.  Other Events

         April 12, 2000 - HOUSTON, TEXAS - FORTUNE NATURAL RESOURCES CORPORATION (NASDAQ OTC BB SYMBOL: FPXA) today provided this exploration program update:

Texas Gulf Coast and State Waters Activity:

         Espiritu Santo Bay - Calhoun County, Texas - Transition Zone:

         210-#6 - Grass Island Deep Prospect: Drilling on the 210-#6 well was finished in late December and casing was subsequently run to total depth of approximately 12,000'. Fortune and its farmout partners have been awaiting testing of the well. McMoRan Oil and Gas, the farmee and operator of the well, has advised the partners that it will not participate in the test of this first well but will return all rights in the well to the partners so as to permit prompt testing of the well by them. Petro-Guard Company, Inc. will operate the testing and production of the well. The participating partners will pay for all future operations on the well, including additional facilities, if necessary, and will receive all future revenues from the well, if any.

         As a result of McMoRan's decision, Fortune will immediately be reconveyed its original 7.4% working interest in the 210-#6 well. McMoRan will retain its approximate 49% working interest in the 3,200-acre farmout area (except for the 210-#6 well). All participants have agreed to share information from this test with McMoRan, since it has the right to participate in future wells on the balance of this acreage.

         Fortune has also been advised that permitting activities have commenced for additional well locations, including a 16,000' test that the partners hope to spud later this year. These well locations have been generated from Fortune's and its partners' proprietary 3-D seismic survey of the bay.

         La Rosa - Refugio County, Texas - Onshore:

         LRU#46 Well: This well was drilled and completed as a new discovery with multiple pay zones. The lowest zone in the well at approx. 6,160 ft. was perforated and flowed approximately 2 million cubic feet of natural gas per day on a 20/64" choke. The well is currently being produced at a rate of approximately 1 million cubic feet per day. Fortune has an 18.75% working interest in the well.

         La Rosa C-6 Well: The La Rosa C-6 well was spud on March 29, 2000 and logged on April 5, 2000 as new discovery. The working interest owners elected to complete the well and completion activities are underway in order to put the well on production. Fortune owns an 18.75% working interest in the well and its share of the drilling cost was approximately $21,000.

         La Rosa C-7 Well: The next exploration well at La Rosa is the C-7 well. The C-7 is anticipated to spud in approximately two weeks. Fortune owns an 18.75% working interest in this well and expects the drilling cost to be approximately $20,000.


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



         Cadiz Area - Bee and Live Oak Counties, Texas - Onshore

         Brooks #1 Well: Fortune and its partners farmed out a portion of the working interest in the Brooks #1 exploratory well to Prime Energy Management Corporation at the end of March. Fortune farmed-out three-quarters of its 15% working interest in the drilling expense and received a cash payment of approximately $10,000. At casing point, Fortune will have an election to participate in the completion. If it elects to do so, Fortune will receive back 2.8125% working interest at that time, in addition to the remaining 3.75% working interest it did not farmout. If the well is completed and Fortune elects to participate, Fortune will have a 6.5625% working interest in the well. The well is scheduled to spud within the next forty-five days to a depth of approximately 10,000 feet to test a 3-D seismic anomaly generated from 3-D seismic licensed by Fortune. The farmout also provides Prime with an option to drill a second well on adjacent acreage on the same terms as the first well.

Louisiana Onshore Activity:

         Estherwood Prospect - Acadia Parish, Louisiana: During the fourth quarter of 1999, Fortune participated in a re-completion project designed to test a previously un-produced sand lens in a formerly prolific field, now abandoned. The re-completion was unsuccessful. Fortune's share of the well cost was approximately $57,000.

Mississippi Onshore Activity:

         Bacon Field Area - Chickasaw County, Mississippi:

         Brand 25-5 #1 Well: The previously announced Brand 24-5 #1 well discovery, drilled late last year, was fracture stimulated and placed on production at approximately half a million cubic feet per day of natural gas. Fortune has a 10% working interest in the discovery.

         Ivy #24-11 Well: The Ivy #24-11 was drilled in March 2000 and completed as a new discovery. Fortune owns a 10% working interest in the well, which was fracture stimulated this week. The operator anticipates the well should make approximately half a million cubic feet of natural gas per day, after flow back of frac fluids, consistent with the first two successful wells in the field which Fortune participated in earlier.

         FORTUNE NATURAL RESOURCES CORPORATION is an independent oil and gas exploration and production company with its principal properties located onshore and offshore Louisiana and Texas. Certain statements in this news release regarding future expectations and plans may be regarded as "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. They are subject to various risks, such as operating hazards, drilling risks, and other uncertainties inherent in the business of exploring for, developing and producing oil and gas which may be beyond the Company's control. For a discussion of the contingencies and uncertainties affecting future events and forward-looking statements, see Fortune's most recent Annual Report on Form 10-KSB/A, as well as other filings with the Securities and Exchange Commission. There can be no assurance that the Company will be successful in meeting its expectations.

                                   **********
                                                  Company Contact: Angela McLane
                                                                  (281) 872-1170
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


Item 7.       Financial Statements and Exhibits

         None.













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


                                    SIGNATURE
                                 ---------------
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     FORTUNE NATURAL RESOURCES CORPORATION

                                     By:  /s/ Dean W. Drulias
                                        ----------------------------------
                                        Dean W. Drulias
                                        Executive Vice President
                                          and General Counsel

Date:  April 12, 2000












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